EXHIBIT 8.1

                                October 26, 1998

Structured Products Corp.
Seven World Trade Center
New York, New York  10048

      Re:  Structured Products Corp. Registration Statement on Form S-3

Ladies and Gentlemen:

      We have advised Structured Products Corp. (the "Registrant") in connection with the above captioned registration statement on Form S-3 (the "Registration Statement") with respect to certain federal income tax aspects of the issuance by the Registrant of its Notes and Certificates, issuable in series (together, the "Securities"). As described in the Registration Statement, the Securities will be issued from time to time in series, with each series being issued by a trust to be formed by the Registrant pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and a trustee (the "Trustee"). Capitalized terms not otherwise defined herein are used as defined in the Registration Statement.

      In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Securities and we have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and the exhibits to the Registration Statement and we have assumed that each series of Securities is executed and delivered and has terms consistent with those contemplated by the Registration Statement.

      Based on the foregoing, we hereby confirm that we are of the opinion that:
(i) while the description of federal income tax consequences to holders of the Securities that appears under the heading "Federal Income Tax Consequences" in each of two prospectus supplements (together, the "Prospectus Supplement") to each of two prospectuses (together, the "Prospectus") and in the Prospectus itself does not purport to discuss all possible income tax ramifications of the proposed issuance, with respect to those tax consequences which are discussed, the description is accurate in all material respects, (ii) with respect to each series of securities in which Notes are offered, the Notes should be indebtedness for Federal income tax purposes, and (iii) without regard to whether the Notes are indebtedness for Federal income tax purposes the Trust will be a grantor trust or partnership for federal income tax purposes and not an association taxable as a corporation (or publicly traded partnership treated as a corporation).

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     Regarding  opinion  number  (ii) set out  above,  you  should be aware that certain of the terms of the Notes and Certificates (such as the principal amount of the Certificates and the effective participation by the Notes in the economic risks and rewards of ownership of the Trust's assets) may be viewed by the
Internal   Revenue  Service  as  inconsistent   with  the  Notes'  treatment  as
indebtedness for federal income tax purposes. Accordingly, we are unable to deliver an opinion that the Notes will be indebtedness for federal income tax
purposes.   We  note  that  the   consequences   to  investors  of   alternative
characterizations   of  the  Notes  are  discussed   under  Federal  Income  Tax
Consequences" in the Prospectus and, as set out above under opinion number (i), in our opinion, that discussion, including the discussion of the consequences of alternative characterizations is accurate in all material respects.

     Regarding opinion number (iii) set out above, we note that it applies to both the Certificates and the notes.

      This opinion is based on the facts and circumstances known to us on the date hereof. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts and circumstances, changes in the terms of documents reviewed by us, or changes in the law subsequent to the date hereof.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus and Prospectus Supplement contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                               Very truly yours,

                               /s/Orrick, Herrington & Sutcliffe LLP

                               ORRICK, HERRINGTON & SUTCLIFFE LLP